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                                                                     Exhibit 3.1

                        RESTATED CERTIFICATE OF INCORPORATION

                                          or

                                    TELETRAC, INC.


         Teletrac, Inc. (the "Corporation"), a corporation organized under the Delaware General Corporation Law (the "Law") on August 24, 1995, for the purpose of amending and restating its Certificate of Incorporation before having received payment for stock, pursuant to Sections 241 and 245 of the Law, hereby certifies that the Certificate of Incorporation is amended and restated to read in its entirety as follows:

         FIRST.    The name of the Corporation is Teletrac, Inc.

         SECOND.   Its registered office in the State of Delaware is located at
1209 Orange Street, in the City of Wilmington, County of New Castle. The registered agent in charge thereof is The Corporation Trust Company.

         THIRD. The purpose or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and to have and exercise all the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

         FOURTH.
                                A.  AUTHORIZED SHARES

         The total number of shares of capital stock which the Corporation has authority to issue is four hundred and twenty thousand (420,000) shares, consisting of:

         (1) three hundred and fifty thousand (350,000) shares of Class A Common Stock, one cent par value ($0.01) per share (the "Class A Common"); and

         (2) seventy thousand (70,000) shares of Class B Common Stock, one cent par value ($0.01) per share (the "Class B Common").

         The Class A Common and the Class B Common are hereafter collectively referred to as the "Common Stock."

                                   B.  COMMON STOCK

         Except as otherwise provided in this Part B or as otherwise required by applicable law, all shares of Class A Common and Class B Common shall be identical in all respects and


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shall entitle the holders thereof to the same rights, preferences and privileges, subject to the same qualifications, limitations and restrictions, as set forth herein.

         Section 1.     VOTING RIGHTS.

         Except as otherwise provided in this Part B or as otherwise required by applicable law, the holders of Class A Common shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, and the holders of Class B Common shall have no right to vote on any matters to be voted on by the Corporation's stockholders; provided that the holders of the Class B Common shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Class B Common would receive or be exchanged for consideration different on a per share basis from the consideration received with respect to or in exchange for shares of Class A Common or would otherwise be treated differently from shares of Class A Common, except that shares of Class B Common may, without such a separate class vote, receive or be exchanged for non-voting securities (except as otherwise required by law) which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or in exchange for the Class A Common so long as (i) such non-voting securities are convertible into voting securities on the same terms as the Class B Common is convertible into Class A Common and (ii) all other consideration is equal on a per share basis.

         Section 2.     DIVIDENDS.

         As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Class A Common and the holders of Class B Common shall be entitled to receive such dividends pro rata at the same rate per share of each class of Common Stock; provided that (i) if dividends are declared or paid in shares of Class A Common or Class B Common, the dividends payable in shares of Class A Common shall be payable to holders of Class A Common and the dividends payable in shares of Class B common shall be payable to holders of Class A Common and
(ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common, at such holder's request, dividends consisting of non-voting securities (except as otherwise required by law) of the Corporation which are otherwise identical to the voting securities and which are convertible into such voting securities on the same terms as the Class B Common is convertible into the Class A Common.


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         Section 3.     LIQUIDATION.

         The holders of the Class A Common and the holders of the Class B Common shall be entitled to participate pro rata at the same rate per share of each class of Common Stock in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation.

         Section 4.     CONVERSION.

         4A.  CONVERSION OF CLASS B COMMON

         (i) In connection with the occurrence (or the expected occurrence an described in (iii) below) of any Conversion Event, each holder of Class B Common shall be entitled to convert into an equal number of shares of Class A Common any or all of the shares of such holders Class B Common being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event.

         (ii) For purposes of this paragraph 4A, a "Conversion Event" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act"), if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the corporation's Board of Directors or a committee thereof), (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Class B Common being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934
Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving Corporation's directors (provided that the transaction has been



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approved by the Corporation's Board of Directors or a committee thereof).  For purposes of this paragraph 4A, a "person" shall include any natural person and any Corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

         (iii) Each holder of Class B Common shall be entitled to convert shares of Class B Common in connection with any conversion Event if such holder reasonably believes that such Conversion Event shall be consummated, and a written request for conversion from any holder of Class B Common to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation shall not cancel the shares of Class B Common so converted before the tenth day following such Conversion Event and shall reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Class B Common are converted into shares of Class A Common in connection with a Conversion Event and such shares of Class A Common are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Class A Common shall be promptly exchanged back into the same number of shares of Class B Common.

         (iv) Notwithstanding any other provision hereof, in the event that the initial holder of the Class B Common is licensed by the U.S. Small Business Administration as a Small Business Investment Company (an "SBIC") on or before September 1, 1996, then such initial holder shall be entitled to convert the Class B Common held by such holder into Class A Common within 3 months after the date such license is effective, and in the event that any entity controlling, controlled by or under common control with such initial holder is licensed as an SBIC on or before September 1, 1996, then any Class B Common held by such affiliate of the initial holder will be convertible into Class A Common within 3 months after the date such license is effective.

         4B.  CONVERSION PROCEDURE.

         (i) Unless otherwise provided in connection with a Conversion Event, each conversion of shares of Class B Common into shares of Class A Common shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class B Common stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common represented by such certificate or certificates into Class A Common. Unless otherwise provided in connection with a Conversion Event, each conversion shall be deemed to have been effected as of the close of business on the date on which





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such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.

         (ii) Promptly after the surrender of certificates and the receipt of such written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common issuable upon such conversion and (b) a certificate representing any Class B Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

         (iii) The issuance of certificates for Class A Common upon conversion of Class B Common shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the in connection with such conversion and the related issuance of Class A Common.

         (iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of issuance upon the conversion of the Class B Common, such number of shares of Class A Common issuable upon the conversion of all outstanding Class B Common. All shares of Class A Common which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

         (v) The Corporation shall not close its books against the transfer of Class B Common or of Class A Common issued or issuable upon conversion of Class B Common in any manner which would interfere with the timely conversion of Class B Common. The Corporation shall assist and cooperate with any holder of Class B Common required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class B Common hereunder (including, without limitation, making any filings required to be made by the Corporation).



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         4C.  STOCK SPLITS.  If the Corporation in any manner subdivides or combines the outstanding shares of one Class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined in a similar manner.

         Section 5.     AMENDMENT AND WAIVER.

         No amendment or waiver of any provision of this Part B shall be effective without the prior approval of (i) the holders of a majority of the then outstanding shares of Class B Common voting as a separate class and (ii) the holders of a majority of the then outstanding shares of Class A Common voting as a separate class.


         FIFTH.    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation shall have the power to adopt, and to alter or amend, the Bylaws, to fix the amount to be reserved as working capital, and to authorize and cause to be executed mortgages and liens (without limit as to the amount) upon the property of this Corporation.

         SEVENTH. The stockholders and directors shall have the power to hold their meetings and keep the books, documents and papers of the Corporation within or outside the State of Delaware and at such place or places as may be from time to time designated by the Bylaws or by resolution of the stockholders or directors, except as otherwise required by the laws of the State of Delaware.

         EIGHTH.   The objects, purposes and powers specified in any clause or paragraph of this Certificate of Incorporation shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation. The objects, purposes and powers in each of the clauses and paragraphs of this Certificate of Incorporation shall be regarded as independent objects, purposes and powers. The objects, purposes and powers specified in this Certificate of Incorporation are in furtherance and not in limitation of the objects, purposes and powers conferred by statute.

         NINTH.    The Corporation shall have the power to indemnity its
officers, directors, employees and agents and such other persons as may be designated as set forth in the Bylaws, to the full extent permitted by the laws of the State of Delaware. A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, provided that the liability of a director (i) for any breach of the director's loyalty to the Corporation



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or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit shall not be eliminated or limited hereby.

         TENTH.    The Corporation shall have perpetual existence.

         The undersigned, Roger J. Traversa, for the purpose of amending and restating the certificate of Incorporation under the laws of the State of Delaware, does hereby make, file and record this Restated Certificate of Incorporation and does hereby certify that the facts herein stated are true, and has accordingly hereunto set his hand and seal.



                              /s/ Roger J. Traversa
                             -------------------------------
                             Roger J. Traversa, Incorporator


Dated: September 18, 1995



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